Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Sunoco, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 333-138407),

(2)	Sunoco, Inc. Long-Term Performance Enhancement Plan II Form S-8 Registration Statement (Registration No. 333-60110),

(3)	Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941),

(4)	Sunoco, Inc. Shareholder Access and Reinvestment Plan Form S-3 Registration Statement (Registration No. 333-78881),

(5)	Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-155169),

(6)	Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-40876),

(7)	Sunoco, Inc. Deferred Compensation Plan Form S-8 Registration Statement (Registration No. 333-49340), and

(8)	Sunoco, Inc. Savings Restoration Plan Form S-8 Registration Statement (Registration No. 333-49342);

of our reports dated February 28, 2011, with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Sunoco, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Sunoco, Inc. for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
February 28, 2011